EXHIBIT 1

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                               STATE OF MINNESOTA

                               SECRETARY OF STATE

Certificate of Merger

     I, Joan Anderson Growe, Secretary of State of Minnesota, certify that;
the documents required to affectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger.

     Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

     State of Formation and Names of Merging Entries:

          FL: MICROBEST PRODUCTS, INC.
          MN: MICROBEST, INC.

     State of Formation and Name of Surviving Entity:

          MN: MICROBEST, INC.

     Effective Date of Merger: April 17, 1997

     Name of Surviving Entity Aftr Effective Date of Merger:

          MICROBEST, INC.

     This certificate has been issued on: April 17, 1997

[Certification Imprint]
                                        /s/ JOAN ANDERSON GROWE
                                            Secretary of State.
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PLAN OF MERGER

SECTION 1. CORPORATIONS PLANNING TO MERGE.

      Microbest products, Inc. (Products), a Florida corporation shall be merged with Microbest, Inc. (Micro), a Minnesota corporation. At the Effective Time the corporate existence of Products shall cease. Micro shall be the surviving corporation, and shall continue to be governed by the laws of the State of Minnesota.

SECTION 2. TERMS AND CONDITIONS.

      2.1 The merger shall be effective upon the issuance of a Certificate of Merger by the Secretary of State of the State of Minnesota.

      2.2 The Articles of incorporation shall be the Articles of incorporation of Micro.

      2.3 The By-Laws shall be the By-Laws of Micro.

      2.4 The Directors and Officers shall be the Directors and Officers of Micro.

SECTION 3. MANNER AND BASIS OF CONVERTING THE SHARES.

      3.1 At the Effective Time, all of the shares of the common stock of Products issued and outstanding immediately before the Effective Time shall be retired.

      3.2 Promptly after the Effective Time Micro shall cause to be mailed to each person who was at the Effective Time a holder of record of shares of Products common stock his pro rata share of 7,900,000 shares of common stock and 2,000,000 shares of preferred stock.

      IN WITNESS WHEREOF, the parties have executed this Plan of Merger this 31 day of March, 1997.

Mircobest Products, Inc.                     Microbest Inc.

by /s/ Michael J. Troup                      by /s/ Brian Nelson
President                                    President
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                            CERTIFICATE OF PRESIDENT

      I, Michael J. Troup, the President of Microbest Products, Inc. do certify that at a meeting of the shareholders, of Microbest Products, Inc. held on April __, 1997, after notice of the Meeting of Shareholders as prescribed by the statutes of the State of Florida, the majority of the shareholders of Microbest Products, Inc. voted for the adoption of the Merger, the vote being the affirmative vote required by the by-laws of the company and by the Minnesota statutes.

Dated this 1 day of April, 1997.

                                        /s/ MICHAEL J. TROUP
                                        Michael J. Troup, President
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                            CERTIFICATE OF PRESIDENT

      I, Brian Nelson, the President of Microbest, Inc. do certify that at a meeting of the shareholders, of Microbest, Inc. held on April
15, 1997, after notice of the Meeting of Shareholders as prescribed by the statutes of the State of Florida, the majority of the shareholders of Microbest Products, Inc. voted for the adoption of the Merger, the vote being the affirmative vote required by the by-laws of the company and by the Minnesota statutes.

Dated this 16 day of April, 1997.

                                        /s/ BRIAN NELSON
                                        Brian Nelson, President






                                                           STATE OF MINNESOTA
                                                          DEPARTMENT OF STATE
                                                               FILED
                                                            APR 17, 1997

                                                         /s/ JOAN ANDERSON GROWE
                                                           Secretary of State